November 5, 2025
Sezzle Reports Third Quarter 2025 Results

•Quarterly GMV rose 58.7% YoY exceeding $1 Billion for the first time
•Total Revenue increased 67.0% YoY reaching a new quarterly high
•Net Income Per Diluted Share in the quarter grew 70.5% YoY to $0.75; Adjusted Net Income Per Diluted Share climbed 51.1% YoY to $0.71
•For FY2025, Sezzle is raising guidance for Net Income Per Diluted Share, Adjusted Net Income Per Diluted Share, and Adjusted EBITDA
•Introducing FY2026 Adjusted Net Income Per Diluted Share guidance of $4.35

Sezzle Inc. (NASDAQ:SEZL) (Sezzle or Company) // Purpose-driven digital payment platform, Sezzle, is pleased to update the market on key financial metrics for the quarter ended September 30, 2025.

“Our products continue to resonate with consumers, as we’re seeing clear momentum in both engagement and scale,” noted Charlie Youakim, Sezzle Executive Chairman and CEO. “It’s exciting to cross $1 billion in quarterly GMV for the first time, which reflects a growing loyal consumer base. We’re sharpening our focus on proven results and long-term innovation, and we're looking forward to supporting shoppers with our tools this holiday season.”

Third Quarter 2025 Highlights
•Gross Merchandise Volume (GMV) climbed 58.7% YoY to a new quarterly high of $1.0 billion in 3Q25. The increase in GMV was driven by greater usage of our subscription products and On-Demand; our focus on consumer acquisition, engagement, and retention through marketing and advertising initiatives; as well as changes in consumer underwriting. For example, overall consumer purchase frequency rose to 6.5x in 3Q25 from 5.4x in the prior comparable period.
•These factors also drove Total Revenue up 67.0% YoY to a new quarterly high of $116.8 million, representing 11.2% of GMV.
•Sezzle added an incremental 36,000 Monthly On-Demand & Subscribers (MODS) during the quarter, bringing the total to 784,000 (rounded to the nearest thousand). The increase was largely driven by subscriber (Premium and Anywhere) growth versus On-Demand, as the Company’s marketing and advertising efforts emphasized subscription over On-Demand. On-Demand

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

remains an important growth driver, but the Company’s subscription products have greater lifetime values because of greater retention, purchase activity, and payment performance.
•Total Operating Expenses increased 65.4% YoY to $81.2 million. Despite higher expenses, Operating Expenses fell 0.6 percentage point to 69.6% of Total Revenue and rose 0.4 percentage point to 7.8% of GMV.
•Transaction Related Costs1 expanded 70.0% YoY to $53.5 million, representing 5.1% of GMV versus 4.8% in the same period last year. The jump reflects a higher provision for credit losses, which remains on track with FY2025 guidance (now expecting 2.5%-2.75% of GMV versus previous guidance of 2.5%-3.0%) and aligns with the Company’s growth-focused underwriting strategy to promote consumer acquisition and retention.
•Operating Income rose 70.6% YoY to $35.6 million, and Operating Margin increased 0.6 percentage point to 30.4% of Total Revenue and 0.2 percentage point to 3.4% of GMV.
•Total Revenue Less Transaction Related Costs1 improved 64.5% YoY to $63.3 million, equal to 6.0% of GMV, up 0.2 percentage point YoY. As a share of Total Revenue, the metric declined 0.8 percentage point YoY to 54.2%.
•Non-Transaction Related Operating Expenses1 grew 50.9% YoY to $31.6 million in 3Q25. Higher marketing and advertising spend drove most of the increase ($8.8 million versus $2.7 million in 3Q24). However, the metric as a share of Total Revenue decreased by 2.9 percentage points YoY to 27.1%, highlighting the Company’s commitment to maintaining cost discipline and further leveraging its cost structure.
oNon-Transaction Related Operating Expenses and Total Operating Expenses includes $1.3 million in Corporate Strategic Project Costs for professional services tied to capital markets activities, the Company’s antitrust suit, and the exploration of pursuing a bank charter.
•Net Income jumped 72.7% YoY to $26.7 million, representing a 0.7 percentage point margin expansion to 22.8% of Total Revenue. Following a similar trend, Earnings per Diluted Share increased 70.5% to $0.75 from $0.44.
oAdjusted Net Income1 reached $25.4 million, up 52.6% YoY and equal to 21.8% of Total Revenue. Adjusted Net Income per diluted share2 rose 51.1% YoY to $0.71 from $0.47 in 3Q24.
1 See appendix for a reconciliation of non-GAAP financial measures.
2 Per diluted share figures reflect 6-for-1 common stock split effective March 28, 2025.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

•Growing 74.6% YoY, Adjusted EBITDA3 reached $39.6 million in 3Q25, accounting for 33.9% of Total Revenue and reflecting a 1.5 percentage point margin expansion versus 3Q24.

Balance Sheet and Liquidity
•As of September 30, 2025, Sezzle had $134.7 million of cash and cash equivalents, $30.5 million of which was restricted.
•The Company had an outstanding principal balance of $118.0 million on its $150.0 million credit facility as of quarter end.
•On October 30, 2025, Sezzle and its line of credit provider executed Amendment No. 3 to the Revolving Credit and Security Agreement, increasing the borrowing capacity from $150.0 million to $225.0 million by exercising the previously available $75.0 million accordion feature.

Guidance

FY2025 Guidance
	August Guidance	November Guidance
Total Revenue	60% – 65%	No change
Total Revenue Less Transaction Related Costs[3] as % of Total Revenue	60% – 65%	No change
Effective Income Tax Rate	~25% (excluding discrete items)	No change
Adjusted Net Income[3]	$120.0 million	No change
Adjusted Net Income Per Diluted Share*	$3.25	$3.38
Net Income	Net Income Guidance will differ from Adjusted Net Income. See Appendix for a reconciliation of Net Income and Adjusted Net Income.	$125.0 million
Net Income Per Diluted Share	See above	$3.52
Adjusted EBITDA[3]	$170.0 – $175.0 million	$175.0 – $180.0 million
Preliminary FY2026 Guidance Adjusted Net Income Per Diluted Share	$4.35 (~25% effective income tax rate)

3 See appendix for a reconciliation of non-GAAP financial measures.
* Non‑GAAP adjusted financial guidance reflects add-backs for expenses associated with corporate strategic initiatives. The November 2025 Guidance assumes diluted weighted-averaged share count of 35.5 million.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Initiatives Update
•Throughout 2025, Sezzle has continuously expanded its app features to deepen value across every phase of the shopper journey.
oThe Earn Tab is emerging as a central hub for engagement, rewarding consumers through experiences like Sezzle Arcade, Coupons & Discounts, Gas & Grocery/Dining Discount, Money IQ, and Sezzle Quest. With tens of thousands offers already available and receipt-based rewards launching soon, the Earn Tab is expected to expand value beyond the shopping journey, extending Sezzle’s reach beyond checkout.
oThe Sezzle Browser Extension (available on iOS devices) helps Consumers shop smarter by automatically surfacing offers and coupons as they browse, creating a seamless way to save and earn rewards.
oThe Company’s latest feature releases are translating into measurable growth in platform usage: Monthly Active Users4 grew 38% YoY, Revenue-Generating Users5 by month rose 120% YoY, and Monthly Sessions6 climbed 78% YoY.
•Sezzle signed two new Enterprise partners in 3Q25 – D&B Supply and Dunham’s Sports. These additions reflect Sezzle’s growing appeal among retailers seeking flexible payment options.

Awards and Accolades
•Sezzle's national recognition continued in 2025, as it recently landed in TIME's top 100 inaugural list of America’s Growth Leaders. The distinction is awarded to U.S.-based, publicly traded companies that have demonstrated exceptional revenue growth, strong financial stability, and compelling stock performance.

Chief Financial Officer Transition
•On November 1, 2025, Karen Hartje advised the Company of her intention to resign as Chief Financial Officer of Sezzle for personal reasons. To accommodate a smooth transition of responsibilities, the Company entered into a Consulting Agreement whereby Ms. Hartje will continue to serve as Chief Financial Officer and principal financial officer, reporting directly to Charlie Youakim, Chairman and CEO.

4 Monthly Active Users is defined as the number of unique users that transacted or engaged with the Sezzle app during the month.
5 Revenue Generating Users are unique users that Sezzle monetized.
6 Session for the month of September 2025. A Session occurs when a Sezzle Consumer opens the Sezzle app and ends after 30 minutes of inactivity.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Upcoming Investor Events
•Sezzle Management will participate in the following investor events:
oNovember 17, 2025: Oppenheimer Non-Deal Roadshow (New York City).
oNovember 18, 2025: Wells Fargo's 9th Annual TMT Summit.
oDecember 16, 2025: Northland Growth Conference.
oDecember 17, 2025: Needham Non-Deal Roadshow (Boston).

Quarterly Conference Call and Presentation
The Company will host its third quarter earnings conference call on November 5, 2025, at 5:00pm ET.

To register for the call, please navigate to: https://dpregister.com/sreg/10204064/10031acd240

All participants can access the webcast using the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=wINtbIvE

Upon registration, participants will receive the dial-in number. Those without internet access or unable to pre-register may dial in by calling: 1-866-777-2509 (US/CA toll free) or 1-412-317-5413 (international toll). A replay will be available until November 12, 2025. To access the replay dial 1-855-669-9658 (US toll free) or 1-412-317-0088 (International toll). Replay access code: 9729701.

In conjunction with the earnings call, the Company will release its presentation on the Sezzle Investor Relations website before the call. Please navigate to the Sezzle Investor Relations website for the presentation that management will review on the call.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

3Q25 GAAP Operating Results

	For the three months ended
($ in thousands)	Sep. 30, 2025	Sep. 30, 2024	YoY Difference
Total Revenue	$116,796	$69,958	67.0%
Operating Expenses	$81,235	$49,116	65.4%
Operating Expenses as % of Total Revenue	69.6%	70.2%	(0.6 ppt)
Operating Expenses as % of GMV	7.8%	7.4%	0.4 ppt
Operating Income	$35,561	$20,842	70.6%
Operating Income as % of Total Revenue	30.4%	29.8%	0.6 ppt
Operating Income as % of GMV	3.4%	3.2%	0.2 ppt
Net Income	$26,671	$15,446	72.7%
Net Income as % of Total Revenue	22.8%	22.1%	0.7 ppt
Net Income per Diluted Share	$0.75	$0.44	70.5%

3Q25 Non-GAAP Operating Results7

	For the three months ended
($ in thousands)	Sep. 30, 2025	Sep. 30, 2024	YoY Difference
Non-Transaction Related Operating Expenses	$31,623	$20,953	50.9%
Non-Transaction Related Operating Expenses as % of Total Revenue	27.1%	30.0%	(2.9 ppt)
Transaction Related Costs	$53,535	$31,491	70.0%
Transaction Related Costs as % of Total Revenue	45.8%	45.0%	0.8 ppt
Transaction Related Costs as % of GMV	5.1%	4.8%	0.3 ppt
Total Revenue Less Transaction Related Costs	$63,261	$38,467	64.5%
Total Revenue Less Transaction Related Costs as % of Total Revenue	54.2%	55.0%	(0.8 ppt)
Total Revenue Less Transaction Related Costs as % of GMV	6.0%	5.8%	0.2 ppt
Adjusted EBITDA	$39,623	$22,694	74.6%
Adjusted EBITDA Margin	33.9%	32.4%	1.5 ppt
Adjusted Net Income	$25,441	$16,668	52.6%
Adjusted Net Income Margin	21.8%	23.8%	(2.0 ppt)
Adjusted Net Income per Diluted Share	$0.71	$0.47	51.1%

7 See appendix for a reconciliation of non-GAAP financial measures.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Appendix - Reconciliation of GAAP to Non-GAAP Financial Measures

Reconciliation of Operating Expenses to Non-transaction Related Operating Expenses

	For the three months ended
($ in thousands)	September 30, 2025	September 30, 2024
Operating expenses	$81,235	$49,116
Transaction expense	(17,435)	(12,761)
Provision for credit losses	(32,177)	(15,402)
Non-transaction related operating expenses	$31,623	$20,953

Reconciliation of Operating Expenses to Transaction Related Costs

	For the three months ended
($ in thousands)	September 30, 2025	September 30, 2024
Operating expenses	$81,235	$49,116
Personnel	(14,320)	(13,423)
Third-party technology and data	(3,705)	(2,387)
Marketing, advertising, and tradeshows	(8,775)	(2,726)
General and administrative	(4,823)	(2,417)
Net interest expense	3,923	3,328
Transaction related costs	$53,535	$31,491

Reconciliation of Operating Income to Total Revenue Less Transaction Related Costs

	For the three months ended
($ in thousands)	September 30, 2025	September 30, 2024
Operating income	$35,561	$20,842
Personnel	14,320	13,423
Third-party technology and data	3,705	2,387
Marketing, advertising, and tradeshows	8,775	2,726
General and administrative	4,823	2,417
Net interest expense	(3,923)	(3,328)
Total revenue less transaction related costs	$63,261	$38,467

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Reconciliation of Net Income to Adjusted EBITDA

	For the three months ended
($ in thousands)	September 30, 2025	September 30, 2024
Net income	$26,671	$15,446
Depreciation and amortization	369	233
Income tax expense	4,961	2,163
Equity and incentive-based compensation	2,409	1,456
Other (income) expense, net	6	(95)
Corporate strategic projects	1,284	163
Net interest expense	3,923	3,328
Adjusted EBITDA	$39,623	$22,694

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per Diluted Share

	For the three months ended
($ in thousands, except for per share numbers)	September 30, 2025	September 30, 2024
Net income	$26,671	$15,446
Discrete tax (benefit) expense(1)	(2,520)	1,154
Corporate strategic projects	1,284	163
Other (income) expense, net	6	(95)
Adjusted net income	25,441	16,668
Diluted weighted-average shares outstanding	35,675	35,435
Adjusted net income per diluted share(2)	$0.71	$0.47

(1)Adjusted prior periods to include the windfall/shortfall to income tax expense for equity-based compensation.
(2)Effective March 28, 2025, we performed a 6-for-1 stock split of the Company’s common stock, affected through a stock dividend. Share and per-share amounts have been retroactively adjusted.

Investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when we establish reserves for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding claims activity becomes known. Reported results, therefore, may be volatile in certain accounting periods.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Contact Information

Lee Brading, CFA Investor Relations +1 651 240 6001 InvestorRelations@sezzle.com	Erin Foran Media Enquiries +1 651 403 2184 erin.foran@sezzle.com

About Sezzle Inc.
Sezzle is a forward-thinking fintech company committed to financially empowering the next generation. Through its purpose-driven payment platform, Sezzle enhances consumers' purchasing power by offering access to point-of-sale financing options and digital payment services—connecting millions of customers with its global network of merchants. Centered on transparency, inclusivity, and ease of use, Sezzle empowers consumers to manage spending responsibly, take charge of their finances, and achieve lasting financial independence.

For more information visit sezzle.com.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Balance Sheets

	As of
	September 30, 2025	December 31, 2024
(in thousands, except per share amounts)	(unaudited)	(audited)
Assets
Current Assets
Cash and cash equivalents	$104,147	$73,185
Restricted cash, current, including amounts held by variable interest entity (“VIE”) of $9,930 and $4,096, respectively	10,915	4,850
Notes receivable	217,849	190,665
Allowance for credit losses	(33,718)	(26,103)
Notes receivable, net, including amounts held by VIE of $156,000 and $152,174, respectively	184,131	164,562
Other receivables, net	7,423	3,629
Prepaid expenses and other current assets	22,838	11,393
Total current assets	329,454	257,619
Non-Current Assets
Internally developed intangible assets, net	3,094	2,442
Operating right-of-use assets	700	800
Restricted cash, non-current	19,594	20,275
Deferred tax asset, net of $4,013 and $3,742 valuation allowance, respectively	13,443	16,905
Other assets	679	331
Total Assets	$366,964	$298,372

Liabilities and Stockholders' Equity
Current Liabilities
Merchant accounts payable	$57,829	$68,967
Other payables	6,422	7,455
Deferred revenue	4,845	4,234
Other current liabilities	24,566	25,021
Total current liabilities	93,662	105,677
Non-Current Liabilities
Operating lease liabilities	711	823
Line of credit, net of unamortized debt issuance costs of $688 and $1,008, respectively, held by VIE	117,312	103,992
Other non-current liabilities	9	45
Total Liabilities	211,694	210,537

Stockholders' Equity*
Common stock and additional paid-in capital, $0.00001 par value; 750,000 shares authorized; 35,423 and 34,786 shares issued, respectively; 34,153 and 33,735 shares outstanding, respectively	196,004	188,589
Treasury stock, at cost: 1,270 and 1,051 shares, respectively	(20,474)	(9,391)
Accumulated other comprehensive loss	(1,105)	(1,588)
Accumulated deficit	(19,155)	(89,775)
Total Stockholders' Equity	155,270	87,835
Total Liabilities and Stockholders' Equity	$366,964	$298,372

*Effective March 28, 2025, we performed a 6-for-1 stock split of the Company’s common stock, affected through a stock dividend. Share and per-share amounts have been retroactively adjusted.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Statements of Operations and Comprehensive Income (unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
(in thousands, except per share amounts)	2025	2024	2025	2024
Total revenue	$116,796	$69,958	$320,410	$172,905

Operating Expenses
Personnel	14,320	13,423	41,049	37,185
Transaction expense	17,435	12,761	46,995	35,290
Third-party technology and data	3,705	2,387	10,507	6,724
Marketing, advertising, and tradeshows	8,775	2,726	22,893	4,376
General and administrative	4,823	2,417	11,800	7,319
Provision for credit losses	32,177	15,402	65,624	30,636
Total operating expenses	81,235	49,116	198,868	121,530

Operating Income	35,561	20,842	121,542	51,375

Other Income (Expense)
Net interest expense	(3,923)	(3,328)	(10,338)	(10,321)
Other income (expense), net	(6)	95	106	55
Fair value adjustment on warrants	—	—	—	(1,261)
Loss on extinguishment of line of credit	—	—	—	(260)
Income before taxes	31,632	17,609	111,310	39,588

Income tax expense (benefit)	4,961	2,163	20,871	(13,567)

Net Income	26,671	15,446	90,439	53,155

Other Comprehensive Income (Loss)
Foreign currency translation adjustment	(339)	72	483	(2)

Total Comprehensive Income	$26,332	$15,518	$90,922	$53,153

Net income per share*:
Basic	$0.78	$0.46	$2.67	$1.58
Diluted	$0.75	$0.44	$2.55	$1.49

Weighted-average shares outstanding*:
Basic	34,048	33,272	33,878	33,725
Diluted	35,675	35,435	35,448	35,689

*Effective March 28, 2025, we performed a 6-for-1 stock split of the Company’s common stock, affected through a stock dividend. Share and per-share amounts have been retroactively adjusted.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Statements of Cash Flows (unaudited)

	For the nine months ended September 30,
(in thousands)	2025	2024
Operating Activities:
Net income	$90,439	$53,155
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	967	707
Provision for credit losses	65,624	30,636
Provision for other credit losses	20,814	4,940
Equity based compensation and restricted stock vested	5,180	3,823
Amortization of debt issuance costs	330	417
Fair value adjustment on warrants	—	1,261
Impairment losses on long-lived assets	68	48
Gain on sale of fixed assets	(14)	(37)
Loss on extinguishment of line of credit	—	260
Deferred income taxes	3,462	(14,941)
Changes in operating assets and liabilities:
Notes receivable	(85,172)	(32,994)
Other receivables	(24,605)	(7,192)
Prepaid expenses and other assets	(11,352)	(3,122)
Merchant accounts payable	(11,445)	(3,474)
Other payables	(1,059)	4,986
Accrued and other liabilities	1,738	(334)
Deferred revenue	608	1,730
Operating leases	35	59
Net Cash Provided from Operating Activities	55,618	39,928

Investing Activities:
Purchase of property and equipment	(594)	(36)
Internally developed intangible asset additions	(1,509)	(1,022)
Net Cash Used for Investing Activities	(2,103)	(1,058)

Financing Activities:
Proceeds from line of credit	105,800	74,727
Payments to line of credit	(92,800)	(74,727)
Payments of debt issuance costs	(10)	(1,052)
Proceeds from stock option exercises	3,618	1,566
Stock subscriptions collected related to stock option exercises	44	39
Proceeds from warrant exercises	—	401
Repurchase of common stock	(34,630)	(22,167)
Net Cash Used for Financing Activities	(17,978)	(21,213)

Effect of exchange rate changes on cash	809	(13)
Net increase in cash, cash equivalents, and restricted cash	35,537	17,657
Cash, cash equivalents, and restricted cash, beginning of period	98,310	70,699
Cash, cash equivalents, and restricted cash, end of period	$134,656	$88,343

Noncash investing and financing activities:
Conversion of accrued profit-sharing incentive plan liabilities to stockholders' equity	$2,301	$—
Conversion of warrant liabilities to stockholders' equity	—	2,229

Supplementary disclosures:
Interest paid	$11,248	$10,477
Income taxes paid	25,324	3,545

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements include our expectations, whether stated or implied, regarding our financing plans and other future events.

Forward-looking statements generally can be identified by the use of words such as "anticipate," "expect," "plan," "could," "may," "will," "believe," "estimate," "forecast," "goal," "project," other words or expressions of similar meaning (or the negative versions of such words or expressions). These forward-looking statements address various matters including statements regarding the timing or nature of future operating or financial performance or other events. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others: impact of the “buy-now, pay-later” (“BNPL”) industry becoming subject to increased regulatory scrutiny; impact of operating in a highly competitive industry; impact of macro-economic conditions on consumer spending; our ability to increase our merchant network, our base of consumers and gross merchandise value (GMV); our ability to effectively manage growth, sustain our growth rate and maintain our market share; our ability to maintain adequate access to capital in order to meet the capital requirements of our business; impact of exposure to consumer bad debts and insolvency of merchants; impact of the integration, support and prominent presentation of our platform by our merchants; impact of any data security breaches, cyberattacks, employee or other internal misconduct, malware, phishing or ransomware, physical security breaches, natural disasters, or similar disruptions; impact of key vendors or merchants failing to comply with legal or regulatory requirements or to provide various services that are important to our operations; impact of the loss of key partners and merchant relationships; impact of exchange rate fluctuations in the international markets in which we operate; our ability to protect our intellectual property rights and third party allegations of the misappropriation of intellectual property rights; our ability to retain employees and recruit additional employees; impact of the costs of complying with various laws and regulations applicable to the BNPL industry in the United States and Canada; and our ability to achieve our public benefit purpose and our election to forego B Corporation recertification and other factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”) and the Company’s subsequent filings filed with the SEC. You are encouraged to read the Company's Annual Report and other filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. You are The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. The Company's business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Non-GAAP Financial Measures
To supplement our operating results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), we present the following non-GAAP financial measures: Total revenue less transaction related costs; transaction related costs; non-transaction related operating expenses; adjusted net income; adjusted net income margin; adjusted net income per diluted share; adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”); and Adjusted EBITDA margin. Definitions of these non-GAAP financial measures and summaries of the reasons why management believes that the presentation of these non-GAAP financial measures provide useful information to the Company and investors are as follows:
•Total revenue less transaction related costs is defined as GAAP total revenue less transaction related costs. Transaction related costs is the sum of GAAP transaction expense, provision for credit losses, and net interest expense less certain non-recurring charges as detailed in the reconciliation table of GAAP operating income to non-GAAP total revenue less transaction related costs above. We believe that total revenue less transaction related costs is a useful financial measure to both management and investors for evaluating the economic value of orders processed on the Sezzle Platform.
•Non-transaction related operating expenses is defined as the sum of GAAP personnel; third-party technology and data; marketing, advertising, and tradeshows; and general and administrative operating expenses. We believe that non-transaction related operating expenses is a useful financial measure to both management and investors for evaluating our management of operating expenses not directly attributable to orders processed on the Sezzle Platform.
•Adjusted EBITDA is defined as GAAP net income, adjusted for certain charges including depreciation, amortization, equity and incentive–based compensation, corporate strategic project costs, and merger-related costs, as well as net interest expense as detailed in the reconciliation table of GAAP net income to adjusted EBITDA. We believe that this financial measure is a useful measure for period-to-period comparison of our business by removing the effect of certain non-cash and non-recurring charges, as well as funding costs, that may not directly correlate to the underlying performance of our business.
•Adjusted EBITDA margin is defined as Adjusted EBITDA divided by GAAP total revenue. We believe that this financial measure is a useful measure for period-to-period comparison of our business’ unit economics by removing the effect of certain non-cash and non-recurring charges, as well as funding costs, that may not directly correlate to the underlying performance of our business.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

•Adjusted net income is defined as GAAP net income, adjusted for certain charges including discrete tax items, fair value adjustments on warrants, losses on the extinguishment of our lines of credit, corporate strategic project costs, and other income and expense, as detailed in the reconciliation table of GAAP net income to adjusted net income. We believe that this financial measure is useful for period-to-period comparison of our business by removing the effect of certain charges that, in management's view, does not correlate to the underlying performance of our business during a given period.
•Adjusted net income margin is defined as Adjusted net income divided by GAAP total revenue. We believe that this financial measure is a useful measure for period-to-period comparison of our business by removing the effect of certain charges that, in management's view, does not correlate to the underlying performance of our business during a given period.
•Adjusted net income per diluted share is defined as non-GAAP adjusted net income divided by GAAP weighted-average diluted shares outstanding. We believe that this financial measure is a useful measure for period-to-period comparison of shareholder return by removing the effect of certain charges that, in management's view, does not correlate to the underlying performance of our business during a given period.

Additionally, we have included these non-GAAP measures because they are key measures used by our management to evaluate our operating performance, guide future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of resources. Therefore, we believe these measures provide useful information to investors and other users of this press release to understand and evaluate our operating results in the same manner as our management and board of directors. However, non-GAAP financial measures have limitations, should be considered supplemental in nature, and are not meant as a substitute for the related financial information prepared in accordance with U.S. GAAP. These limitations include the following:

•Total revenue less transaction-related costs is not intended to be measures of operating profit or cash flow profitability as they exclude key operating expenses such as personnel, general and administrative, and third-party technology and data, which have been, and will continue to be for the foreseeable future, significant recurring GAAP expenses.
•Transaction related costs exclude significant expenses such as personnel, general and administrative, and third-party technology and data, which have been, and will continue to be for the foreseeable future, significant recurring GAAP expenses.
•Non-transaction related operating expenses exclude significant expenses, including transaction expense and provision for credit losses, which have been, and will continue to be for the foreseeable future, significant recurring GAAP expenses.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

•Adjusted EBITDA and adjusted EBITDA margin exclude certain charges such as depreciation, amortization, and equity and incentive–based compensation, which have been, and will continue to be for the foreseeable future, recurring GAAP expenses. Further, these non-GAAP financial measures exclude certain significant cash inflows and outflows, which have a significant impact on our working capital and cash.
•Adjusted EBITDA and adjusted EBITDA margin excludes net interest expense, which has a significant impact on our GAAP net income, working capital, and cash.
•Adjusted net income, adjusted net income margin, and adjusted net income per diluted share excludes certain charges such as losses on the extinguishment of our lines of credit, fair value adjustments on our warrants, other income and expense, and discrete tax items which have been, and may be in the future, recurring GAAP expenses. Further, these non-GAAP financial measures exclude certain significant cash inflows and outflows, which have a significant impact on our working capital and cash.
•Long-lived assets being depreciated or amortized may need to be replaced in the future, and these non-GAAP financial measures do not reflect the capital expenditures needed for such replacements, or for any new capital expenditures or commitments.
•These non-GAAP financial measures do not reflect income taxes that may represent a reduction in cash available to us.
•Non-GAAP measures do not reflect changes in, or cash requirements for, our working capital needs.
•Other companies, including companies in our industry, may calculate the non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

Because of these limitations, you should not consider these non-GAAP financial measures in isolation or as substitutes for analysis of our financial results as reported under GAAP, and these non-GAAP financial measures should be considered alongside other financial performance measures, including net income and other financial results presented in accordance with GAAP. We encourage you to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402